UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 15, 2006
POPULAR, INC.
(Exact Name of Registrant as Specified in Charter)

Puerto Rico (State or Other Jurisdiction of Incorporation)	0-13818 (Commission File Number)	66-0667416 (IRS Employer Identification No.)
Registrant’s telephone number, including area code: 787-765-9800
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
     On September 15, 2006, the Board of Directors of Popular, Inc. (“Popular”) approved amendments to its Code of Ethics (the “Code”). The amendments include the following: (1) the addition of a prohibition on the use of Popular’s facilities or relationships for personal benefit, (2) the addition of a prohibition on the use of Popular’s name without the appropriate prior approval, (3) the inclusion of a new section titled “Intellectual Property”, which further defines what constitutes intellectual property, specifies the responsibilities of employees to protect intellectual property and report suspected intellectual property rights violations, and provides that employees may be subject to disciplinary action for violation of intellectual property rights, (4) the inclusion of sexual preference and marital status as protected categories in its discrimination and harassment policy, (5) the addition of a provision requiring familiarity and compliance with Popular’s new Insider Trading Policy, which includes more detailed provisions regarding insider trading and the possession of material non-public information, and (6) the addition of a new section titled “Anti-Tying”, specifying that Popular and its subsidiaries may not vary the price or consideration of products and services by tying them to other products or services offered by affiliates or subsidiaries, subject to certain exceptions. The amendments also include technical, administrative or other non-substantive amendments in other sections of the Code.
     A complete copy of the Code is being filed as Exhibit 14.1 to this Current Report on Form 8-K and is available on the Corporate Governance page of Popular’s website at www.popular.com. A letter from the Chairman, President and CEO of Popular regarding the Code is being furnished as Exhibit 99.1 and shall not be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits
     14.1 Popular, Inc’s Code of Ethics.
     99.1 Letter from the Chairman, President and CEO of Popular, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC.
Date: September 21, 2006	By:	/s/ Jorge A. Junquera
		Name:	Jorge A. Junquera
		Title:	Senior Executive Vice President & Chief Financial Officer

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